UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54887	27-2977890
(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bright Mountain Media, Inc. (the “Company”) and its subsidiaries are parties to an Amended and Restated Senior Secured Credit Agreement between itself, the lenders party thereto (the “Lenders”), and Centre Lane Partners Master Credit Fund II, L.P., as Administrative Agent and Collateral Agent (“Centre Lane Partners”), dated June 5, 2020, as amended (the “Credit Agreement”).

Effective as of September 30, 2025, the Company and its subsidiaries, CL Media Holdings LLC, Bright Mountain LLC, MediaHouse, Inc., Deep Focus Agency LLC, and BV Insights LLC, Centre Lane Partners, and the Lenders entered into the Twenty-Third Amendment to Amended and Restated Senior Secured Credit Agreement (the “Twenty-Third Amendment”) to amend certain terms of the Credit Agreement. All capitalized terms used below and not defined have the respective meanings ascribed to them in the Twenty-Third Amendment. The principal changes to the Credit Agreement made in the Twenty-Third Amendment include, but are not limited to, the following:

(i)	Adjusting the amortization of the First Out Loans such that the quarterly installment due on September 30, 2025 with respect to the First Out Loans was reduced from $575,000 to $250,000, with the payment of the difference being deferred until the maturity date of the First Out Loans, which is December 20, 2026;

(ii)	Adjusting the amortization of the Second Out Loans such that the quarterly installment due on September 30, 2025 with respect to the Second Out Loans, which was approximately $390,000, was deferred in its entirety until the maturity date of the Second Out Loans, which is December 20, 2026; and

(iii)	Adjusting the payment of interest accrued on the First Out Loans and the Second Out Loans for the interest period ended September 30, 2025, which totaled approximately $257,000, such that the interest payment for each of the First Out Loans and the Second Out Loans due on September 30, 2025 was payable-in-kind in lieu of a cash payment.

In connection with the Twenty-Third Amendment and as consideration therefor, the Company agreed to (i) pay an amendment fee to Centre Lane Partners for the ratable accounts of the Lenders equal to twenty-five (25) basis points of the First Out Loans, approximately $8,000, which amendment fee was paid on September 30, 2025 by adding the amount thereof to the outstanding principal balance of the First Out Loans, and (ii) issue a number of shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”), equal to 1.5% of the fully-diluted pro forma ownership of the Company as of September 30, 2025, or 2,832,485 shares of Common Stock, to Centre Lane Partners. Following such issuance, Centre Lane Partners and its affiliates collectively beneficially own approximately 25% of the Common Stock.

As of October 6, 2025, approximately $83.3 million remains outstanding under the Credit Agreement, with approximately $1.2 million of such amount due on December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Media, Inc.

Date: October 6, 2025	By:	/s/ Matt Drinkwater
Matt Drinkwater
Chief Executive Officer